UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NOVELL, INC.

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This filing relates to a proposed merger between Novell, Inc. (“Novell”) and Attachmate Corporation (“Attachmate”) pursuant to the terms of an Agreement and Plan of Merger, dated as of November 21, 2010 (the “Merger Agreement”), by and among Novell, Attachmate and Longview Software Acquisition Corp. The Merger Agreement is on file with the U.S. Securities and Exchange Commission as an exhibit to the Current Report on Form 8-K/A filed by Novell on November 22, 2010, and is incorporated by reference into this filing.

This filing consists of a letter from Ronald W. Hovsepian, President and Chief Executive Officer of Novell, distributed to Novell employees on January 12, 2011. This letter was also posted by Novell on its internal website on January 12, 2011.

Ron Hovsepian - All Employee Letter

The Power of One

Team,

As we near the end of our first fiscal quarter I wanted to update you on a few items.

When we kicked off FY2011 back in November I outlined three corporate goals -

-Become the industry leader in intelligent workload management

-Meet our invoicing and margin requirements

-Retain and acquire customers through and with partners

These goals should look familiar as they were our goals in FY2010 as well. We reiterated them in 2011 as they clearly define how we will achieve success. They also serve as a useful construct that unites all our efforts. I would ask that you assure your own individual and unit objectives clearly link to helping us achieve one or more of these goals. Indeed the Power of One reminds us how individual efforts, taken collectively, can make a huge difference on behalf of our customers and partners. The evidence of your efforts is clear. As I continue to talk to customers and partners I see building momentum and understanding of our strategy and a desire to see us succeed.

Now for an update on the Attachmate front. We’ve been busy running Novell’s business as usual since the initial announcement last November 22. We’ve also tried to provide as much information as we can as quickly as we can on matters concerning certain elements of what was announced. Immediately following the announcement, I and my ELT colleagues held a series of town hall style meetings which covered virtually all major Novell sites around the globe. We also set up Information Central on our Novell innerweb. Just as a reminder, this site contains all key Novell and Attachmate communications including my original letter to you and to our customers and partners. We received questions from many of you on the “Ask here” function in Information Central. While we can’t answer every question in as much detail as you might like, we have published a slide presentation covering key elements of the proposed merger, and a set of FAQ’s from both the Novell and Attachmate perspective.

Finally, in parallel with running our business, we have begun the initial phases of integration planning between Novell and Attachmate. Over the past few weeks, we have had meetings with executives from Attachmate to go over our operational, financial, product development, sales, and marketing activities in preparation for the early phases of our integration planning.

I’m thankful for your focus on serving our customers and partners. We have the right strategy and solutions to be true partners in solving their most pressing IT challenges. Our goals are simple and straightforward and achieving them will take all of us pulling in the same directions. Again I’d ask that you make sure you align your individual planned objectives to our corporate goals. In the meantime, it is important we never forget that we have a responsibility to move forward, on behalf of our customers, our partners, and one another. Thank you for your continued focus and dedication.

Ron

FORWARD-LOOKING STATEMENTS

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of Novell and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Any statements that are not statements of historical fact (such as statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should be considered forward-looking statements. Among others, the following risks, uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the merger may be delayed or may not be consummated; (ii) the risk that the definitive merger agreement may be terminated in circumstances that require Novell to pay Attachmate a termination fee of $60 million; (iii) risks related to the diversion of management’s attention from Novell’s ongoing business operations; (iv) risks regarding the failure of Attachmate to obtain the necessary financing to complete the merger; (v) the effect of the announcement of the merger on Novell’s business relationships (including, without limitation, partners and customers), operating results and business generally; and (vi) risks related to obtaining the requisite consents to the merger, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval. Additional risk factors that may affect future results are contained in Novell’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including Novell’s Annual Report on Form 10-K for the fiscal year ended October 31, 2010, which are available at the SEC’s website at http://www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Novell. Novell expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change of expectations with regard thereto or to reflect any change in events, conditions or circumstances.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

In connection with the merger, Novell filed a preliminary proxy statement regarding the merger with the SEC on December 14, 2010 and an amendment to the preliminary proxy statement with the SEC on December 27, 2010, and intends to file a definitive proxy statement regarding the merger and other relevant documents with the SEC in the future. Investors and security holders of Novell are urged to read these documents, including the definitive proxy statement, if and when they become available, as well as any amendments or supplements to those documents, because they contain or will contain important information about Novell, the merger and the other parties to the merger. Investors and security holders may obtain these documents (and any other documents filed by Novell and Attachmate with the SEC) free of charge at the SEC’s website at http://www.sec.gov. In addition, the documents filed with the SEC by Novell may be obtained free of charge by directing such request to: Novell Investor Relations at 1-800-317-3195 or from the investor relations portion of Novell’s website at http://www.novell.com/company/ir/. Investors and security holders are urged to read the definitive proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

Novell and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Novell’s stockholders in respect of the merger. Information regarding Novell’s directors and executive officers is contained in Novell’s proxy statement for its 2010 Annual Meeting of Stockholders, dated February 26, 2010, and subsequent filings which Novell has made with the SEC, including its Annual Report on Form 10-K for the fiscal year ended October 31, 2010. Stockholders may obtain additional information about the directors and executive officers of Novell and their respective interests with respect to the merger by security holdings or otherwise, which may be different than those of Novell’s stockholders generally, by reading the preliminary proxy statement, the amendment to the preliminary proxy statement and the definitive proxy statement and other relevant documents regarding the merger, when filed with the SEC. Each of these documents is, or will be, available as described above.